Exhibit 10.3

EDUCATION REALTY TRUST, INC.
2017 LONG-TERM INCENTIVE PLAN

SECTION 1. – PURPOSE AND AWARD ALLOCATION

The Education Realty Trust, Inc. 2017 Long-Term Incentive Plan (“LTIP”) has been established by the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Education Realty Trust, Inc. (the “Company”) and ratified by the Board to provide long-term incentives to key employees of the Company. The purposes of the LTIP are to attract, retain and motivate key employees of the Company and to promote the long-term growth and profitability of the Company. Awards granted under the LTIP shall be issued pursuant to the Company’s 2011 Omnibus Equity Incentive Plan (the “Plan”) and shall consist of a mixture of 25% time-vested LTIP Units and 75% performance-based LTIP Units (each an “Award” and, collectively, “Awards”). The Committee believes that time-vested LTIP Units support its goal of executives having a share in the Company’s profits and a path to ownership in the Company while simultaneously encouraging their long-term retention, and that the performance-based LTIP Units provide an increased incentive for executives to achieve identified performance goals.

The Committee shall make Awards pursuant to the LTIP as set forth on Schedule A hereto, on such terms as the Committee may prescribe based upon the criteria set forth on Schedule A hereto and such other factors as it may deem appropriate.

SECTION 2. – PARTICIPATION

The Committee shall have the sole and absolute discretion to determine those officers of the Company who shall be eligible to receive an Award pursuant to the LTIP (each, a “Participant”).

SECTION 3. – ADMINISTRATION

Subject to applicable law, all designations, determinations, interpretations and other decisions under or with respect to the LTIP or any Award shall be within the sole and absolute discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all persons. Designations, determinations, interpretations and other decisions made by the Committee with respect to the LTIP or any Award granted hereunder need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated.

SECTION 4. – TIME-VESTED LTIP UNITS

Twenty-five percent (25%) of each Participant’s LTIP Award shall be time restricted and consist of a grant of a profits only interest in a certain class of limited partnership units (“LTIP Units”) in Education Realty Operating Partnership, LP (the “Partnership”) subject to the rights, preferences and other privileges as designated in the Second Amended and Restated Agreement of Limited Partnership of Education Realty Operating Partnership, LP, as may be amended from time to time

(the “Partnership Agreement”), and further subject to the terms and conditions of a Time Vested LTIP Unit Award Agreement, the form of which is attached hereto as Exhibit A (the “Time Vested Award Agreement”).

The Committee shall award the time-restricted LTIP Units in the amounts set forth in the Participants’ Time-Restricted Award Agreements. The number of time-vested LTIP Units awarded will be determined by dividing the dollar value of such portion of the Award by the share price of the Company’s common stock (the “Common Shares”) as of the closing of the New York Stock Exchange on January 1, 2017 (the “Grant Date”) at the price of $42.30 per share (the “Grant Date Price”). The time-vested LTIP Units shall vest in three (3) equal annual installments, as long as the Participant is an employee of the Company on the vesting dates set forth in the Time Vested Award Agreement. LTIP Units shall be entitled to voting and distribution rights from the effective date of the grant in accordance with the Partnership Agreement, but shall be non-transferable and non-convertible by the Participant until such LTIP Units have vested in accordance with the Time Vested Award Agreement and become Vested LTIP Units as defined therein. Subject to the Capital Account Limitation set forth in the Partnership Agreement and other provisions therein and in the Time Vested Award Agreement, Vested LTIP Units are convertible to Class A Units in the Partnership at the option of the Participant (or as required by the general partner of the Partnership (the “General Partner”) and thereafter upon the request of the Participant, such Class A Units are convertible into either cash or Common Shares (as determined by the General Partner).

SECTION 5. – PERFORMANCE-BASED LTIP UNITS

Seventy-five percent (75%) of each Participant’s LTIP Award shall consist of a grant of performance-based LTIP Units subject to the rights, preferences and other privileges as designated in the Partnership Agreement and subject to the terms and conditions of the Performance Based LTIP Unit Award Agreement, the form of which is attached as Exhibit B hereto (the “Performance Based Award Agreement” and along with the Time Vested Award Agreement, the “Award Agreements”). The vesting of performance-based LTIP Units is dependent upon the Company’s achievement of the performance criteria approved by the Committee as set forth on Schedule A hereto (the “Performance Metrics”) during the period beginning January 1, 2017 and ending December 31, 2019 (the “Performance Period”).

The Committee shall award the performance-based LTIP Units as set forth in the Participants’ Performance Based Award Agreements, authorizing an award of a sufficient number of performance-based LTIP Units to meet the “maximum” performance threshold. The number of performance-based LTIP Units awarded will be determined by dividing the dollar value of such portion of the Award by the Fair Value Grant Date Price. As soon as practicable following the end of the Performance Period, the Committee shall determine (such date, the “Determination Date”) whether and to what extent the Performance Metrics have been met. Performance-based LTIP Units shall vest based upon the Company’s achievement of the applicable “threshold,” “target” or “maximum” Performance Metric set forth on Schedule A on the Determination Date. Only the number of LTIP Units that equate to actual performance, as determined by the Committee pursuant to Schedule A, shall be eligible to vest, and such LTIP Units that satisfy the performance goals on the Determination Date become Vested LTIP Units.

The performance-based LTIP Units shall be entitled to voting and distribution rights from the effective date of the grant in accordance with the Partnership Agreement, but shall be non-transferable and non-convertible by the Participant until such shares have vested in accordance with the Performance Based Award Agreement and become Vested LTIP Units as defined therein. Subject to the Capital Account Limitation set forth in the Partnership Agreement and other provisions therein and in the Performance Based Award Agreement, Vested LTIP Units are convertible to Class A Units in the Partnership at the option of the Participant (or as required by the General Partner) and thereafter upon the request of the Participant, such Class A Units are convertible into either cash or Common Shares (as determined by the General Partner). After the Determination Date, any performance-based LTIP Units that were awarded but did not become Vested LTIP Units shall be forfeited.

SECTION 6. – ACCELERATION/FORFEITURE/REDUCTION IN AWARD

Time-Vested LTIP Units. In the event of a Change of Control of the Company, a termination of the Participant’s employment by the Company without Cause or a termination of employment by the Participant for Good Reason, all time-vested LTIP Units shall immediately accelerate and become Vested LTIP Units. Time-vested LTIP Units shall also vest in the event of termination of the Participant’s employment due to death or Disability. A voluntary retirement that is not a result of a Disability will be considered to be a termination of employment by the Participant without Good Reason, unless treated otherwise in the discretion of the Committee. A Participant who provides a year’s notice before retiring may receive a prorated credit for time-vested LTIP Units at the discretion of the Chief Executive Officer and upon the approval of the Committee.

Performance-Based LTIP Units. Except as set forth below or as the Committee may otherwise determine in its sole and absolute discretion, termination of a Participant’s employment prior to the end of the Performance Period shall result in the forfeiture of the performance-based LTIP Units by the Participant, and no payments shall be made with respect thereto. For the avoidance of doubt, in the event a Participant’s employment is terminated (other than for Cause) following the end of the Performance Period but before the Determination Date, the Participant shall be entitled to receive the performance-based LTIP Units as if he or she had remained employed until such Determination Date and such performance-based LTIP Units shall be considered Vested LTIP Units. Conversely, in the event a Participant’s employment is terminated for Cause at any time prior to the performance-based LTIP Units becoming Vested LTIP Units, the Participant shall forfeit the performance-based LTIP Units in their entirety. Notwithstanding the foregoing, if Participant’s employment is terminated prior to the end of the Performance Period as a result of Participant’s death or Disability, the Committee shall determine the number of performance-based LTIP Units that shall become Vested LTIP Units by (A) applying the Performance Metrics using the effective date of the Disability (to be determined by the Committee) or the date of death, as applicable, as the end of the Performance Period and by appropriately and proportionately adjusting the Performance Metrics for such shortened Performance Period (if necessary to reflect the shorter duration) and (B) multiplying the number of performance-based LTIP Units determined in (A) by a fraction where the denominator is the total number of days in the original Performance Period and the numerator is the number of days in the original Performance Period minus the number of days from and after the death or Disability to the end of the Performance Period. For example, if the number of LTIP Units determined in (A) equals 1,000 LTIP Units; there are 1095 days in the original Performance Period; and the death or Disability occurs on day 365; the 1,000 LTIP Units would be multiplied by .3333 and the Participant would receive 333 Vested LTIP Units (rounding the resulting number of Vested LTIP Units to the nearest whole number).

A voluntary retirement that is not a result of a Disability will be considered to be a termination of employment by the Participant without Good Reason, unless treated otherwise in the discretion of the Committee. A Participant who provides a year’s notice before retiring may receive a prorated credit for performance based LTIP Units at the discretion of the Chief Executive Officer and upon the approval of the Committee.

If a Change of Control occurs prior to the end of the Performance Period, the Committee shall determine the number of performance-based LTIP Units that shall become Vested LTIP Units by (A) applying the Performance Metrics using the effective date of the Change of Control as the end of the Performance Period and by appropriately and proportionately adjusting the Performance Metrics for such shortened Performance Period (if necessary to reflect the shorter duration) and (B) multiplying the number of performance-based LTIP Units determined in (A) by a fraction where the denominator is the total number of days in the original Performance Period and the numerator is the number of days in the original Performance Period minus the number of days from and after the Change of Control to the end of the Performance Period. For example, if the number of LTIP Units determined in (A) equals 1,000 LTIP Units; there are 1095 days in the original Performance Period; and the Change of Control occurs on day 365; the 1,000 LTIP Units would be multiplied by .3333 and the Participant would receive 333 Vested LTIP Units (rounding the resulting number of Vested LTIP Units to the nearest whole number).

SECTION 7. – ADJUSTMENTS FOR UNUSUAL OR NONRECURRING EVENTS

The Committee shall make equitable and proportionate adjustments in the terms and conditions of, and the criteria included in, an Award in recognition of the events described in Section 4.2 of the Plan, and otherwise in order to equitably administer the Plan.

SECTION 8. – NO RIGHTS TO AWARDS; NO TRUST OR FUND CREATED

No person shall have any claim to be granted any Award, and there shall be no obligation for uniformity of treatment among Participants. The terms and conditions of Awards, if any, need not be the same with respect to each Participant. The Committee reserves the right to terminate the LTIP at any time in the Committee’s sole and absolute discretion. Neither the LTIP nor any Award granted hereunder shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any subsidiary or affiliate and a Participant or any other person. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any subsidiary.

SECTION 9. – ASSIGNMENT AND ALIENATION OF BENEFITS

To the maximum extent permitted by law, a Participant’s rights or benefits under the LTIP shall not be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge the same shall be void ab initio, provided, however, that, in the event of a Participant’s death, any such benefit not forfeited upon death shall pass to such Participant’s beneficiaries or estate in accordance with the laws of descent and distribution. Except as prohibited by law, payments or benefits payable to or with respect to a Participant pursuant to the LTIP may be reduced by amounts that the Participant may owe to the Company, including, without limitation, any amounts owed on account of loans, travel or standing advances and personal charges on credit cards issued through the Company.

SECTION 10. – ADDITIONAL DEFINITIONS

The terms that follow, when used in this LTIP or any Award Agreement issued pursuant to this LTIP, shall have the meanings indicated below:
“Affiliate” has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Exchange Act.
“Cause” means the Participant has (a) continually failed to substantially perform, or been grossly negligent in the discharge of, his or her duties to the Company (in any case, other than by reason of a Disability, physical or mental illness or analogous condition); (b) been convicted of or pled nolo contendere to a felony or a misdemeanor with respect to which fraud or dishonesty is a material element; or (c) materially breached any material Company policy or agreement with the Company.
“Change of Control” shall mean the first of the following events to occur after the Effective Date:

(a)    any Person or group of Persons together with its Affiliates, but excluding (i) the Company or any of its subsidiaries, (ii) any employee benefit plans of the Company or (iii) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes, directly or indirectly, the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities (not including in the securities beneficially owned by such Person any securities acquired directly from the Company);

(b)    the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the Effective Date, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended;

(c)    the consummation of a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation or entity regardless of which entity is the survivor, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company, such surviving entity or any parent thereof outstanding immediately after such merger or consolidation;

(d)    the stockholders of the Company approve a plan of complete liquidation or winding-up of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets; or

(e)    the occurrence of any transaction or series of transactions deemed by the Board to constitute a change in control of the Company.

Notwithstanding the foregoing, (i) a Change of Control shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions, and (ii) a Change of Control shall not occur for purposes of this LTIP as a result of any primary or secondary offering of Company common stock to the general public through a registration statement filed with the Securities and Exchange Commission.

“Code” means the Internal Revenue Code of 1986, as amended.

“Disability” means a physical or mental condition entitling the Participant to benefits under the applicable long-term disability plan of the Company or any of its subsidiaries, or if no such plan exists, a “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code) or as determined by the Company in accordance with applicable laws.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Fair Value” for purposes of determining the value of a performance-based LTIP Unit, is the Grant Date Price based on fair value calculations in accordance with GAAP including the use of a third party valuation consultant to proforma the Monte Carlo simulation to determine the effects of volatility, interest rates and dividends over a defined period of time and the appropriate discount rate to be applied to the Grant Date Price to arrive at the Fair Value Grant Date Price. The “Fair Value Grant Date Price” shall be determined as soon as practicable following the Grant Date.

“Good Reason” means (a) a material diminution in Participant’s title, duties or responsibilities (provided, however, that a requirement to utilize skills in addition to those utilized in Participant’s current position, and/or a change in title and/or direct reports to reflect the organizational structure of the successor entity following a Change of Control, shall not in and of itself be considered a “material diminution” as contemplated by this subsection (a)); (b) a reduction of ten percent (10%) or more in Participant’s annual base salary; (c) a reduction of ten percent (10%) or more in Participant’s annual target bonus opportunity (including the failure to pay any bonus earned for any year in which a Change of Control occurs pursuant to the terms of any applicable plan or arrangement in effect prior to such Change of Control); or (d) the relocation of Participant’s principal place of employment to a location more than fifty (50) miles from Participant’s principal place of employment, except for required travel on the Company’s business to an extent substantially consistent with Participant’s historical business travel obligations. Participant’s continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder, provided that Participant provides the Company with a written notice of resignation within ninety (90) days following the occurrence of the event constituting Good Reason and the Company shall have failed to remedy such act or omission within thirty (30) days following its receipt of such notice.

“Named Executive Officer” means the principal executive officer, the principal financial officer and the next three most highly paid executive officers as determined as of the end of the most recently completed fiscal year by the Board of Directors of the Company, based on total compensation as determined under Rule 402 of Regulation S-K. This group may include up to two more officers who would have been deemed to be named executive officers if they had still been serving as officers at the end of the year.
“Person” shall mean a “person” as defined in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (a) the Company (or any subsidiary thereof), (b) a trustee or other fiduciary holding securities under an employee benefit plan of the Company, (c) an underwriter temporarily holding securities pursuant to an offering of such securities, or (d) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

SECTION 11. – INTERPRETATION AND GOVERNING LAW

This LTIP shall be governed by and interpreted and construed in accordance with the internal laws of the State of Maryland, without reference to principles of conflicts or choices of laws.

SECTION 12. –TAXES; WITHHOLDING

Each Participant must consult his or her own tax professional to determine the tax treatment of LTIP Units. In order to obtain the most favorable tax treatment, your tax advisor may inform you that certain holding periods apply before conversation of the LTIP Units to Class A Units of the Partnership. This is especially relevant with regard to the first vesting period of the time-vested LTIP Units. Pursuant to Section 15.6 of the Plan, the Company shall have the power and the right to deduct or withhold from any amounts owed to the Participant by Company, or require a Participant to remit to the Company as a condition precedent for the conversion of LTIP Units into Class A Units and thereafter into cash or Commons Shares, an amount sufficient to satisfy federal, state and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this LTIP and/or any action taken by a Participant with respect to an Award. The Company shall not be required to withhold any amounts in excess of the minimum amounts required to be withheld by applicable law.

SECTION 13. – EFFECTIVE DATE

This LTIP shall be effective as of January 1, 2017 (the “Effective Date”).

SECTION 14. – MISCELLANEOUS

This LTIP is not a “qualified” plan for federal income tax purposes.

No provision of the LTIP shall require the Company, for the purpose of satisfying any obligations under the LTIP, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the LTIP other than as unsecured general creditors of the Company except that, insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

In no event shall any member of the Committee be personally liable by reason of any contract or other instrument executed by a member of the Committee or on his or her behalf in his or her capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless such member of the Committee against any cost or expense (including fees of legal counsel) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the LTIP unless arising out of such person’s own fraud or bad faith. The foregoing right of indemnification shall be in addition to and not be exclusive of any other rights of indemnification to which such person may be entitled under the Company’s charter, as a matter of law, or otherwise, or any power that the Company may have to indemnify such person or hold such person harmless.

The members of the Committee shall be fully justified in relying, acting or failing to act, and shall not be liable for having so relied, acted or failed to act in good faith, upon any information furnished in connection with the LTIP by any person or persons other than such members.

[Schedule A to follow]

Schedule A

CALCULATION OF THE 2017 AWARDS

I.    LTIP Award. The chart below shows the total LTIP Award for the Named Executive Officer Participants. The Awards for all other Participants are as provided in each Participant’s Award Agreement.

2017 LTIP NEO Participant	Value of Total Award
Randy Churchey	$1,456,000
Thomas Trubiana	$722,000
Bill Brewer	$525,000
Christine Richards	$350,000
Lindsey Mackie	$60,000

II.    Time-Vested Award. The chart below shows the 25% time-vested portion of the total LTIP Award for the Named Executive Officer Participants. The time-vested Awards for all other Participants are as provided in each Participant’s Time Vested Award Agreement.

2017 LTIP NEO Participant	Value of 25% Time Vested Portion	Number of LTIP Units at Grant Date Price
Randy Churchey	$364,000	8,605
Thomas Trubiana	$180,500	4,267
Bill Brewer	$131,250	3,103
Christine Richards	$87,500	2,069
Lindsey Mackie	$15,000	355

III.    Performance-Based Award. For all performance-vested LTIP awards, linear interpolation shall apply to the extent performance falls between two payment levels.

A.    Additional Definitions for Performance-Based Awards.

i.    “LTIP Memo” means that certain memorandum dated March 21, 2017, 2017, which sets forth the specific performance metrics the Plan requires to be achieved in order to reach the stated goals. The information set forth in the LTIP Memo is proprietary and is not intended for public disclosure on a forward looking basis. Such information as is relevant will be properly disclosed by the Company upon the award of the performance-vested LTIP Units.

ii.    “Minimum Threshold” means 50% of the performance metric has been achieved.

iii.    “Maximum Threshold” means 150% of the performance metric has been achieved.

iv.    “Target Threshold” means 100% of the performance metric has been achieved.

v.    “TSR” or “Total Shareholder Return” means the appreciation in the Fair Market Value of the common shares of the Company (or in the case of the Student Housing Peer Group (defined below), the shares of common stock of such companies) plus any dividends declared or paid in respect of such stock during the Performance Period.

B.    Performance Metrics.

The “Performance Metrics” are the performance criteria set forth below, weighted as indicated and generating a multiplier to determine the performance-based Vested LTIP Units.

i.    20% - New Developments and Performance vs. Proforma. Includes developments that open for business in 2017, 2018 and 2019, and requires that in the aggregate all such developments achieve a cumulative yield as set forth in the LTIP Memo by December 31, 2019, at the Minimum Threshold, Target Threshold and Maximum Threshold set forth in the LTIP Memo.

ii.    20% - Total Asset Growth. Measured by Gross Assets of the Company as of December 31, 2019, with the Minimum Threshold, Target Threshold and Maximum Threshold set forth in the LTIP Memo.

iii.    20% - FFO Per Share. Measured by FFO per share of the Common Shares for the year ended December 31, 2019, with the Minimum Threshold, Target Threshold and Maximum Threshold set forth in the LTIP Memo. The computation of this Performance Metric is based upon a total debt to gross assets ratio of 25%. If upon determination of the FFO per share the actual debt to gross assets ratio is greater or lesser than 25%, the FFO per share computation shall be adjusted to reflect the proforma application of a debt to gross assets ratio of 25%.

iv.    10% - TSR vs. Student Housing Peer Group. Compares the Company’s TSR to the TSR of American Campus Communities (“ACC”) at the Minimum Threshold, Target Threshold and Maximum Threshold set forth in the LTIP Memo for the year ended December 31, 2019.

v.    10% - TSR vs. NAREIT Index. Calculated as the Company’s TSR as measured against the TSR of the NAREIT Index at the Minimum Threshold, Target Threshold and Maximum Threshold set forth in the LTIP Memo for the year ended December 31, 2019.

vi.    20% - Absolute TSR. The absolute TSR of the Company as of December 31, 2019, with the Minimum Threshold, Target Threshold and Maximum Threshold set forth in the LTIP Memo.

At the end of the Performance Period, the Committee will determine the level and to what extent (i.e., Threshold, Target or Maximum) each performance goal has been achieved to determine the cumulative performance of the Performance Metrics and the number of Vested LTIP Units. The following is an example to show the calculation of the Performance Metrics:

Performance Metric	Weighted Percent of Total	Achievement	Achievement Calculator
New Developments and Performance vs. Proforma	20%	Target (100%)	20%
Total Asset Growth	20%	Minimum (50%)	10%
FFO Per Share	20%	Target (100%)	20%
TSR vs. Student Housing Peer Group	10%	Maximum (150%)	15%
TSR vs. NAREIT Index	10%	Target (100%)	10%
Absolute TSR	20%	Target (100%)	20%
CUMULATIVE ACHEIVEMENT			95%

C.    Calculation of Performance Based Award.     The table below shows the number of performance-based LTIP Units that each Named Executive Officer is eligible to receive depending on the cumulative achievement of the Performance Metrics. The number of performance-based Vested LTIP Units will be determined by [(75% of the value of the total LTIP Award) x (the performance level achieved)] ÷ the Fair Value Grant Date Price. The performance-based Awards for all other Participants are as provided in each Participant’s Performance Based Award Agreement.

2017 LTIP NEO Participant	Value of Threshold Performance (75% x 50%) / Fair Value Grant Date Price = LTIP Units	Value of Target Performance (75% x 100%) / Fair Value Grant Date Price = LTIP Units	Value of Maximum Performance (75% x 150%) / Fair Value Grant Date Price = LTIP Units
Randy Churchey	15,906	31,812	47,718
Thomas Trubiana	7,887	15,775	23,662
Bill Brewer	5,735	11,471	17,206
Christine Richards	3,824	7,647	11,471
Lindsey Mackie	655	1,311	1,966

Exhibit A

EDUCATION REALTY TRUST, INC.
TIME VESTED LTIP UNIT AWARD AGREEMENT
1/1/2018-1/1/2020

THIS TIME VESTED LTIP UNIT AWARD AGREEMENT (this “Agreement”) is made and entered into as of the 1st day of January, 2017, between Education Realty Trust, Inc., a Maryland corporation (together with its subsidiaries, the “Company”), and ___________ (“Participant”). Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Education Realty Trust, Inc. 2017 Long-Term Incentive Plan (the “LTIP”).

WHEREAS, awards granted under the LTIP shall be issued pursuant to the Company’s 2011 Omnibus Equity Plan, as amended from time to time (the “Plan”); and

WHEREAS, pursuant to the LTIP, the Committee has approved an award for a profits only partnership interest (“LTIP Unit”) in Education Realty Operating Partnership, LP (the “Partnership”) subject to the rights, preferences and other privileges as designated in the Second Amended and Restated Agreement of Limited Partnership of the Partnership, as may be amended from time to time (the “Partnership Agreement”) and this Agreement, to the Participant as provided herein.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.	Grant of LTIP Units.

a.    The Company hereby grants to the Participant an award (the “Award”) of ________ LTIP Units on the terms and conditions set forth in this Agreement and as otherwise provided in the LTIP (the “LTIP Units”).

b.    Participant’s rights with respect to the Award shall remain forfeitable at all times prior to the dates on which the LTIP Units vest in accordance with Section 2 and Section 3 hereof (the “Restricted Period”).

2.    Terms and Rights as an LTIP Unit Holder.

a.    Except as provided herein and subject to such other exceptions as may be determined by the Committee in its sole and absolute discretion, one-third (1/3) of the LTIP Units granted herein shall vest annually on 1/1/2018, 1/1/2019, and 1/1/2020, if and only if the Grantee has been continuously employed by the Company or any of its subsidiaries from the date of this Agreement through and including such vesting dates.

b.    The Participant shall be an LTIP Unitholder as described in the Partnership Agreement which includes the right to receive distributions on the LTIP Units before and after they vest and certain voting rights, as specified in the Partnership Agreement.

(i)    the LTIP Units are subject to the Capital Account Limitation as set forth in the Partnership Agreement before Participant is entitled to convert the LTIP Units into Class A Units of the Partnership and thereafter common shares of the Company’s stock (“Common Shares”) or cash as elected by the general partner of the Partnership (the “General Partner”);

(ii)    In addition, and notwithstanding the one (1) year holding period for Class A Units in the Partnership Agreement, neither the Participant nor the General Partner is entitled to convert LTIP Units into Class A Units until a period of two (2) years has expired from the Grant Date of the LTIP Unit, except in the case of certain business combinations, in which case the General Partner shall have the discretion to convert such LTIP Units as the General Partner determines is appropriate.

(iii)    none of the LTIP Units may be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of during the Restricted Period; and

(iv)    except as provided in the LTIP or herein or otherwise determined by the Committee at or after the grant of the Award hereunder, if Participant does not remain in the continuous employment of the Company for the entire Restricted Period, any LTIP Units as to which the applicable “Restricted Period” has not expired shall be forfeited; all rights of Participant to such LTIP Units shall terminate; Participant shall not be entitled to any allocations, distribution, payment or benefits of any kind with respect to such unvested LTIP Units as of such termination of employment; and Participant shall forfeit any capital account that is associated with the unvested LTIP Units as of such termination date.

c.    Notwithstanding the foregoing, the Restricted Period shall automatically terminate as to all LTIP Units awarded hereunder (as to which such Restricted Period has not previously terminated) in connection with the following events:

(i)    Participant’s employment is terminated (1) as a result of the Grantee’s death or Disability, (2) by the Company without Cause, or (3) by Participant for Good Reason; or

(ii)    a Change of Control occurs.

A voluntary retirement that is not a result of a Disability will be considered to be a termination of employment by the Participant without Good Reason, unless treated otherwise in the discretion of the Committee. A Participant who provides a year’s notice before retiring may receive a prorated credit for time-vested LTIP Units at the discretion of the Chief Executive Officer and upon the approval of the Committee.

3.    Termination of Restrictions. Following the termination of the Restricted Period, all restrictions set forth in this Agreement or in the LTIP relating to such portion or all, as applicable, of the LTIP Units shall lapse as to such portion or all, as applicable, of the LTIP Units. Thereafter, subject to the Capital Account Limitation set forth in the Partnership Agreement and other provisions therein, Participant shall have the right to (and the General Partner may require) the conversion all or a portion of his or her LTIP Units into Class A Units and thereafter into Common Shares or cash, as elected by the General Partner, provided however, Participant may not exercise such right for fewer than 1,000 LTIP Units (of Class A Units as the case may be) or, if Participant holds fewer than 1,000 LTIP Units (or Class A Units), all of the Vested LTIP Units held by Participant (and all of the Class A Units) must be converted at once. Such conversion is conditioned on Participant’s compliance with all applicable procedures and policies as may be required by the General Partner to effect such conversion.

4.    Investment Representations. Participant represents and warrants to the Company that Participant is acquiring the LTIP Units and to the extent such LTIP Units are ultimately converted into Common Shares, in each case, for Participant’s own account and not with a view to or for sale in connection with any distribution of the LTIP Units or, as applicable, the Common Shares. Participant acknowledges that the LTIP Units: (A) have not been and will not be registered under the Securities Act or any other applicable law of the United States; (B) have not been approved, disapproved or recommended by any U.S. federal, state or other securities commission or regulatory authority and (C) constitute “restricted securities” within the meaning of Rule 144 of the Securities Act and cannot be resold or transferred unless they are registered under the Securities Act or an exemption from registration is available.

5.    No Right to Continued Employment. This Agreement shall not be construed as granting Participant the right to be retained in the employ of the Company, and the Company may at any time dismiss Participant from employment, free from any liability or any claim under the LTIP but subject to the terms of the Participant’s employment agreement, if any.

6.    Adjustments. The Committee shall make equitable and proportionate adjustments in the terms and conditions of, and the criteria included in, this Award in recognition of the events described in Section 4.2 of the Plan and Section 7 of the LTIP.

7.    Amendment to Award. Subject to the restrictions contained in the LTIP, the Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate the Award, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would adversely affect the rights of Participant or any holder or beneficiary of the Award shall not to that extent be effective without the consent of the Participant, holder or beneficiary affected.

8.    Taxes. Participant understands that he or she (and not the Company) shall be responsible for any tax liability that may arise as a result of the transactions contemplated by this Agreement. Participant shall pay to the Company promptly upon request, and in any event at the time Participant recognizes personal taxable income (as distinguished from the proportionate share of Partnership income attributed to Participant as an LTIP Unitholder) in respect of the LTIP Units (or, if Participant makes an election under Section 83(b) of the Internal Revenue Code (the “Code”) in connection with such grant), an amount equal to the taxes the Company determines it is required to withhold under applicable tax laws with respect to such LTIP Units. Participant may satisfy the foregoing requirement by making a payment to the Company in cash or check having a value equal to the minimum amount of tax required to be withheld. Participant agrees to provide the Company with a copy of any election made pursuant to Section 83(b) of the Code within thirty (30) days of filing such election.

PARTICIPANT ACKNOWLEDGES THAT IT IS PARTICIPANT’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b) OF THE CODE. BY SIGNING THIS AWARD AGREEMENT, PARTICIPANT REPRESENTS THAT HE OR SHE HAS REVIEWED WITH HIS OR HER OWN TAX ADVISORS THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE TRANSACTIONS CONTEMPLATED BY THIS AWARD AGREEMENT AND THAT PARTICIPANT IS RELYING SOLELY ON SUCH ADVISORS AND NOT ON

ANY STATEMENTS OR REPRESENTATIONS OF THE COMPANY OR ANY OF ITS AGENTS. THE PARTICIPANT UNDERSTANDS AND AGREES THAT THE PARTICIPANT (AND NOT THE COMPANY) SHALL BE RESPONSIBLE FOR ANY TAX LIABILITY THAT MAY ARISE AS A RESULT OF THE TRANSACTIONS CONTEMPLATED BY THIS AWARD AGREEMENT

9.    LTIP Governs. The Grantee hereby acknowledges receipt of a copy of the LTIP and agrees to be bound by all the terms and provisions thereof. The terms of this Agreement are governed by the terms of the LTIP.

10.    Severability. If any provision of this Agreement is, or becomes, or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to Participant or the Award, or would disqualify the LTIP or Award under any laws deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the LTIP or the Award, such provision shall be stricken as to such jurisdiction, Participant or Award, and the remainder of the LTIP and Award shall remain in full force and effect.

11.    Notices. All notices required to be given under this Agreement shall be deemed to be received if delivered or mailed as provided for herein, to the parties at the following addresses, or to such other address as either party may provide in writing from time to time.

To the Company:	To the Grantee:
Education Realty Trust, Inc. 999 South Shady Grove Road, Suite 600 Memphis, TN 38120 Attn: Corporate Secretary	The address then maintained with respect to the Grantee in the Company’s records.

12.    Governing Law. The validity, construction and effect of this Agreement shall be determined in accordance with the laws of the State of Maryland, without giving effect to conflicts of laws principles.

13.    Successors in Interest. This Agreement shall inure to the benefit of and be binding upon any successor to the Company. This Agreement shall inure to the benefit of Participant’s legal representatives. All obligations imposed upon Participant and all rights granted to the Company under this Agreement shall be binding upon Participant’s heirs, executors, administrators and successors.

14.    Resolution of Disputes. Any dispute or disagreement which may arise under, or as a result of, or in any way related to, the interpretation, construction or application of this Agreement shall be determined by the Committee in its sole and absolute discretion. Any determination made hereunder shall be final, binding and conclusive on Participant and the Company for all purposes.
IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed effective as of the day and year first above written.
EDUCATION REALTY TRUST, INC.,
a Maryland corporation

By: ______________________________________
Randy Churchey, Chief Executive Officer
PARTICIPANT:
__________________________________________
Name:

Exhibit B

EDUCATION REALTY TRUST, INC.
PERFORMANCE BASED LTIP UNIT AWARD AGREEMENT
1/1/2017-1/1/2019

THIS PERFORMANCE BASED LTIP UNIT AWARD AGREEMENT (this “Agreement”) is made and entered into as of the 1st day of January, 2017 between Education Realty Trust, Inc., a Maryland corporation (together with its subsidiaries, the “Company”), and                      (“Participant”). Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Education Realty Trust, Inc. 2017 Long-Term Incentive Plan (the “LTIP”).

WHEREAS, awards granted under the LTIP shall be issued pursuant to the Company’s 2011 Omnibus Equity Incentive Plan, as amended from time to time (the “Plan”); and

WHEREAS, pursuant to the LTIP, the Committee has approved an award for a profits only partnership interest (“LTIP Unit”) in Education Realty Operating Partnership, LP (the “Partnership”) subject to the rights, preferences and other privileges as designated in the Second Amended and Restated Agreement of Limited Partnership of the Partnership, as may be amended from time to time (the “Partnership Agreement”) and this Agreement, to the Participant as provided herein.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.Grant of Restricted LTIP Units.

a.    The Company hereby grants to Participant an award (the “Award”) of          LTIP Units on the terms and conditions set forth in this Agreement and as otherwise provided in the LTIP (the “LTIP Units”).

b.    Participant’s rights with respect to the Award shall remain forfeitable at all times prior to the dates on which the Restricted LTIP Units vest in accordance with Section 2 and Section 3 hereof (the “Restricted Period”). The Restricted Period shall end on the Determination Date except as otherwise provided in the LTIP.

2.Terms; Restricted Period.

a.    Upon the Committee’s determination of the achievement of the Performance Metrics set forth on Schedule A of the LTIP at the completion of the Performance Period (the “Determination Date”), the LTIP Units granted hereby shall be immediately reduced to equal the number of LTIP Units determined to be Vested LTIPs in accordance with the LTIP. Participant shall have no further rights with respect to any LTIP Units in excess of the Vested LTIP Units, and such excess number shall be deemed cancelled for purposes of the Plan.

b.    The Participant shall be an LTIP Unitholder as described in the Partnership Agreement which includes the right to receive distributions on the LTIP Units before and after they vest and certain voting rights, as specified in the Partnership Agreement.

(i)    the LTIP Units are subject to the Capital Account Limitation as set forth in the Partnership Agreement before Participant is entitled to convert the LTIP Units into Class A Units of the Partnership and thereafter common shares of the Company’s stock (“Common Shares”) or cash as elected by the general partner of the Partnership (the “General Partner”);

(ii)    In addition, and notwithstanding the one (1) year holding period for Class A Units in the Partnership Agreement, neither the Participant nor the General Partner is entitled to convert LTIP Units into Class A Units until a period of two (2) years has expired from the Grant Date of the LTIP Unit, except in the case of certain business combinations, in which case the General Partner shall have the discretion to convert such LTIP Units as the General Partner determines is appropriate.

(iii)    none of the LTIP Units may be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of during the Restricted Period; and

(iv)    except as provided in the LTIP or herein or otherwise determined by the Committee at or after the grant of the Award hereunder, if Participant does not remain in the continuous employment of the Company for the entire Restricted Period, any LTIP Units as to which the applicable “Restricted Period” has not expired shall be forfeited; all rights of Participant to such LTIP Units shall terminate; Participant shall not be entitled to any allocations, distribution, payment or benefits of any kind with respect to such unvested LTIP Units as of such termination of employment; and Participant shall forfeit any capital account that is associated with the unvested LTIP Units as of such termination date.

c.Notwithstanding the foregoing, (i) if Participant’s employment is terminated prior to the end of the Performance Period as a result of Participant’s death or Disability, the Committee shall determine the number of LTIP Units that will convert to Vested LTIP Units pursuant to Section 6 of the LTIP, and (ii) if Participant’s employment is terminated by the Company for Cause at any time before the LTIP Units become Vested LTIP Units, all LTIP Units granted pursuant to this Agreement shall be forfeited; (iii) if a Change of Control (as such term is defined in Section 10 of the LTIP) occurs prior to the end of the Performance Period, the Committee shall determine the number of LTIP Units that will convert to Vested LTIP Units pursuant to Section 6 of the LTIP.

d.A voluntary retirement that is not a result of a Disability will be considered to be a termination of employment by the Participant without Good Reason, unless treated otherwise in the discretion of the Committee. A Participant who provides a year’s notice before retiring may receive a prorated credit for performance based LTIP Units at the discretion of the Chief Executive Officer and upon the approval of the Committee.

1.    Termination of Restrictions. Following the termination of the Restricted Period, all restrictions set forth in this Agreement or in the LTIP relating to such portion or all, as applicable, of the LTIP Units shall lapse as to such portion or all, as applicable, of the LTIP Units. Thereafter, subject to the Capital Account Limitation set forth in the Partnership Agreement and other provisions therein, Participant shall have the right to (and the General Partner may require) the conversion all or a portion of his or her LTIP Units into Class A Units and thereafter into Common Shares or cash, as elected by the General Partner, provided however, Participant may not exercise such right for fewer than 1,000 LTIP Units (of Class A Units as the case may be) or, if Participant holds fewer than 1,000 LTIP Units (or Class A Units), all of the Vested LTIP Units held by Participant (and all of the Class A Units) must be converted at once. Such conversion is conditioned on Participant’s compliance with all applicable procedures and policies as may be required by the General Partner to effect such conversion.
2.    Investment Representations. Participant represents and warrants to the Company that Participant is acquiring the LTIP Units and to the extent such LTIP Units are ultimately converted into Common Shares, in each case, for Participant’s own account and not with a view to or for sale in connection with any distribution of the LTIP Units or, as applicable, the Common Shares. Participant acknowledges that the LTIP Units: (A) have not been and will not be registered under the Securities Act or any other applicable law of the United States; (B) have not been approved, disapproved or recommended by any U.S. federal, state or other securities commission or regulatory authority and (C) constitute “restricted securities” within the meaning of Rule 144 of the Securities Act and cannot be resold or transferred unless they are registered under the Securities Act or an exemption from registration is available.

3.    No Right to Continued Employment. This Agreement shall not be construed as granting Participant the right to be retained in the employ of the Company, and the Company may at any time dismiss Participant from employment, free from any liability or any claim under the LTIP but subject to the terms of the Participant’s employment agreement, if any.

4.    Adjustments. The Committee shall make equitable and proportionate adjustments in the terms and conditions of, and the criteria included in, this Award in recognition of the events described in Section 4.2 of the Plan and Section 7 of the LTIP.

5.    Amendment to Award. Subject to the restrictions contained in the LTIP, the Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate the Award, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would adversely affect the rights of Participant or any holder or beneficiary of the Award shall not to that extent be effective without the consent of the Participant, holder or beneficiary affected.

6.    Taxes. Participant understands that he or she (and not the Company) shall be responsible for any tax liability that may arise as a result of the transactions contemplated by this

Agreement. Participant shall pay to the Company promptly upon request, and in any event at the time Participant recognizes personal taxable income (as distinguished from the proportionate share of Partnership income attributed to Participant as an LTIP Unitholder) in respect of the LTIP Units (or, if Participant makes an election under Section 83(b) of the Internal Revenue Code (the “Code”) in connection with such grant), an amount equal to the taxes the Company determines it is required to withhold under applicable tax laws with respect to such LTIP Units. Participant may satisfy the foregoing requirement by making a payment to the Company in cash or check having a value equal to the minimum amount of tax required to be withheld. Participant agrees to provide the Company with a copy of any election made pursuant to Section 83(b) of the Code within thirty (30) days of filing such election.

PARTICIPANT ACKNOWLEDGES THAT IT IS PARTICIPANT’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b) OF THE CODE. BY SIGNING THIS AWARD AGREEMENT, PARTICIPANT REPRESENTS THAT HE OR SHE HAS REVIEWED WITH HIS OR HER OWN TAX ADVISORS THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE TRANSACTIONS CONTEMPLATED BY THIS AWARD AGREEMENT AND THAT PARTICIPANT IS RELYING SOLELY ON SUCH ADVISORS AND NOT ON ANY STATEMENTS OR REPRESENTATIONS OF THE COMPANY OR ANY OF ITS AGENTS. THE PARTICIPANT UNDERSTANDS AND AGREES THAT THE PARTICIPANT (AND NOT THE COMPANY) SHALL BE RESPONSIBLE FOR ANY TAX LIABILITY THAT MAY ARISE AS A RESULT OF THE TRANSACTIONS CONTEMPLATED BY THIS AWARD AGREEMENT

7.    LTIP Governs. The Grantee hereby acknowledges receipt of a copy of the LTIP and agrees to be bound by all the terms and provisions thereof. The terms of this Agreement are governed by the terms of the LTIP.

8.    Severability. If any provision of this Agreement is, or becomes, or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to Participant or the Award, or would disqualify the LTIP or Award under any laws deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the LTIP or the Award, such provision shall be stricken as to such jurisdiction, Participant or Award, and the remainder of the LTIP and Award shall remain in full force and effect.

9.    Notices. All notices required to be given under this Agreement shall be deemed to be received if delivered or mailed as provided for herein, to the parties at the following addresses, or to such other address as either party may provide in writing from time to time.

To the Company:	To the Grantee:
Education Realty Trust, Inc. 999 South Shady Grove Road, Suite 600 Memphis, TN 38120 Attn: Corporate Secretary	The address then maintained with respect to the Grantee in the Company’s records.

10.    Governing Law. The validity, construction and effect of this Agreement shall be determined in accordance with the laws of the State of Maryland, without giving effect to conflicts of laws principles.

11.    Successors in Interest. This Agreement shall inure to the benefit of and be binding upon any successor to the Company. This Agreement shall inure to the benefit of Participant’s legal representatives. All obligations imposed upon Participant and all rights granted to the Company under this Agreement shall be binding upon Participant’s heirs, executors, administrators and successors.

12.    Resolution of Disputes. Any dispute or disagreement which may arise under, or as a result of, or in any way related to, the interpretation, construction or application of this Agreement shall be determined by the Committee in its sole and absolute discretion. Any determination made hereunder shall be final, binding and conclusive on Participant and the Company for all purposes.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed effective as of the day and year first above written.

EDUCATION REALTY TRUST, INC.,
a Maryland corporation

By: ______________________________________
Randy Churchey, Chief Executive Officer

PARTICIPANT:

__________________________________________
Name: